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                                                                    EXHIBIT 23.4


                        CONSENT OF HAMBRECHT & QUIST LLC

         We hereby consent to the inclusion of our opinion letter dated November 15, 1999 to the Board of Directors of Pegasus Systems, Inc. ("Pegasus") as Appendix G to the Information Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of Pegasus and REZ, Inc. ("REZ") and to the references to such opinion in the Information Statement/Prospectus under the captions "Summary Opinion of Financial Advisors," "Approval of the Merger and Related Transactions - Background of the Merger," "Approval of the Merger and Related Transactions - Pegasus Board Considerations," and "Approval of the Merger and Related Transactions - Opinion of Pegasus' Financial Advisor." In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations issued by the Securities and Exchange Commission thereunder (collectively, the "Securities Act") nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in the Securities Act.



                                      HAMBRECHT & QUIST LLC



                                      By:  /s/ DAVID GOLDEN
                                         --------------------------------
                                         David Golden
                                         Managing Director